Exhibit 99.1

U.S. Gold Corp. Drills Continuous Mineralization and Attractive Gold Equivalent Grade of 1.126 g/t Over 177.5 Meters Within its CK Gold Project in Wyoming

- 177.5 meters (600 feet) of continuous gold, copper and silver mineralization with an average gold equivalent grade of 1.126 g/t

- 2020 drill program was a combination of core and reverse circulation drilling

- The twenty-nine hole drill program is designed to advance the CK Gold Project to the Pre-Feasibility Study level

- Drill holes were for metallurgical, geotechnical, hydrological and resource expansion purposes

ELKO, NV, December 16, 2020 – U.S. Gold Corp. (NASDAQ: USAU) (the “Company”), a gold exploration and development company, is pleased to announce the first results of the recent twenty-nine hole drilling program for its CK Gold Project, an advanced stage gold and copper exploration and development project located just outside of Cheyenne, Wyoming. The results of the program, which are 177.5 meters (600 feet) of continuous gold, copper and silver mineralization with an average gold equivalent grade of 1.126 g/t, demonstrate strong continuity of attractive gold and copper grades.

George Bee, President and CEO of U.S. Gold Corp. commented, “I’m very pleased with the data from this first hole as it not only validates the previous interpretation of the resource, it shows that there may be some better grade to further enhance the economics of the project. Furthermore, we have good values to chase at the bottom of the conceptual PEA pit resulting in exploration potential that will be our focus once we have cemented the project’s value proposition in the Pre-Feasibility Study.”

Hole CK20-01c results summary table:

Assumptions: Grades quoted represent contained metal as assayed. The calculation of equivalent gold grade assumes the spot prices for gold, silver and copper as quoted at Kitco.com on December 10, 2020.

Comments on hole CK20-01c results:

●	The hole shows continuous gold and copper grades for the length of the hole with an additional silver component previously not included in exploration results
●	The hole terminated at its planned depth in mineralized material exceeding 2 g/t Au; implying very good resource expansion potential for attractive grades at depth to the northwest
●	Overall average gold grade of 0.81 g/t (1.126 g/t AuEq); better than the average grades outlined in the PEA for the resource, last updated in 2009

Results from this first metallurgical core hole are encouraging, as they demonstrate the continuity of attractive gold and copper grades within the CK Gold Project deposit. Historical drilling in the vicinity of CK20-01c was recently tested by two core holes to collect metallurgical samples. As announced previously, CK20-01c was designed to obtain metallurgical samples in known mineralization, drilled parallel to strike of the mineralized zone. Pursuing additional mineralization at depth will be the subject of follow-up exploration drilling post Pre-Feasibility Study.

3D Visualization

A VRIFY 3D model of the CK Gold Project including the drill results announced today is available through the following link:

https://vrify.com/explore/decks/2020-12-15-US-Gold-Copper-King-PR

QA/QC Procedure

U.S. Gold Corp. employs a rigorous QA/QC protocol on all aspects of sampling and analytical procedure. Drill core is checked, logged, marked for sampling and sawn in half. One-half of each drill core is maintained for future reference and the other half of each drill core is sent to Bureau Veritas an ISO 17025 accredited laboratory in Reno, Nevada to complete all sample preparation and assaying. Samples are analyzed employing fire assaying with atomic absorption finish for gold and four acid ICP-MS analysis for silver and copper. For QA/QC purposes, certified standards, blank samples and sample duplicates are inserted into the sample stream. U.S. Gold Corp. also periodically submits sample pulps to another independent laboratory for check analysis.

COVID-19 Policy

U.S. Gold Corp. recognizes the heightened health risks associated with the current pandemic. At this stage of the CK Gold Project development, focusing largely on the gathering of information from the field, our personnel, contractors and consultants do not need to come into close contact with others apart from work within individual pods such as the drill crew and core logging personnel. Much of our work is conducted outdoors and physically separated. Meetings are conducted from remote locations using available video conferencing software. When it is necessary for individuals to meet or visit facilities, health guidelines are followed to avoid and minimize the risk of spreading the COVID-19 virus. We take the health and safety all those associated with our activities very seriously. If necessary, we will suspend activities and observe quarantine regimens until any health uncertainty passes.

Note on Qualified Person

QP Review: This statement has been reviewed by Kevin Francis, P Geo, SME Registered Member, Principle of Mineral Resource Management LLC who has inspected the data furnished in this announcement and has knowledge of the activities outlined in the CK Gold Project update. Acting within the scope of his expertise, Mr. Francis as a Qualified Person, has reviewed the information provided and finds it to be accurate and reflecting facts.

About U.S. Gold Corp.

U.S. Gold Corp. is a publicly traded, U.S. focused gold exploration and development company. U.S. Gold Corp. has a portfolio of exploration properties. Copper King, now the CK Gold Project, is located in Southeast Wyoming and has a Preliminary Economic Assessment (PEA) technical report, which was completed by Mine Development Associates available on the US. Gold Corp. website. Keystone and Maggie Creek are exploration properties on the Cortez and Carlin Trends in Nevada. The Challis Gold Project is located in Idaho. For more information about U.S. Gold Corp., please visit www.usgoldcorp.gold

Safe Harbor

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimated,” and “intend,” among others. These forward-looking statements are based on U.S. Gold Corp.’s current expectations, and actual results could differ materially from such statements. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, risks arising from: the prevailing market conditions for metal prices and mining industry cost inputs, environmental and regulatory risks, risks faced by junior companies generally engaged in exploration activities, whether U.S. Gold Corp. will be able to raise sufficient capital to implement future exploration programs, COVID-19 uncertainties, and other factors described in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the Securities and Exchange Commission, which can be reviewed at www.sec.gov. The Company has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks, contingencies, and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. The Company makes no representation or warranty that the information contained herein is complete and accurate and we have no duty to correct or update any information contained herein.

Cautionary Note to U.S. Investors Concerning Mineral Resources

We may use certain terms on this press release, which are defined in Canadian Institute of Metallurgy guidelines, the guidelines widely followed to comply with Canadian National Instrument 43–101– Standards of Disclosure for Mineral Projects (“NI 43–101”). We advise U.S. investors that these terms are not recognized by the United States Securities and Exchange Commission (the “SEC”). However, the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC standards as in place tonnage and grade without reference to unit measures. Note that a preliminary economic assessment is preliminary in nature, and it includes Inferred mineral resources that are considered too speculative geologically to have the economic considerations applied that would enable them to be classified as mineral reserves, and there is no certainty that the preliminary assessment will be realized.

For additional information, please contact:

U.S. Gold Corp. Investor Relations:
+1 800 557 4550
ir@usgoldcorp.gold
www.usgoldcorp.gold